Exhibit 10


                                                    July 30, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Exhibit 10, Form N-1A
                  The Calvert Fund
                  File numbers 2-76510 and 811-3416

Ladies and Gentlemen:

         As Assistant Counsel to The Calvert Fund (the "Trust"), it is my opinion, based upon an examination of the Trust's Declaration of Trust and By-Laws and such other original or photostatic copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 32 of the Trust will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 32 to its Registration Statement.


                                                     Sincerely,



                                                     Susan Walker Bender
                                                     Assistant Counsel